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                                                                    Exhibit 9(d)

                      STATE STREET BANK AND TRUST COMPANY

                    SUB-ADMINISTRATION COMPLEX FEE SCHEDULE
                                      FOR
                                SECURITY CAPITAL

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I.   Fees for Sub-Administration Services:

     The following fee schedule is for sub-administration services for the Security Capital Funds. These services include: IRS/SEC/Prospectus Compliance, Semi and Annual Financial Reporting, Surveys, N-SAR, Expense Budgeting & Bill Processing, Board Reporting, Tax Reporting and Blue Sky support. For these services the Funds are charged according to the following fee schedule:

                                                                Annual Fee /1/
                                                             Expressed in Basis
          Average Complex Assets                             Points: 1/100 of 1%
          ----------------------                             -------------------

          First $750 million                                          8.00
          First $250 million                                          6.00
          Thereafter                                                  4.00

          Minimum Per Fund
          1/st/ Fund                                               $85,000
          2/nd/ Fund                                                75,000
          3/rd/ Fund                                                65,000
          4/th/ Fund                                                55,000
          5/th/ Fund                                                45,000

     Fund Fees (1):

     Total net assets of the Complex will be used to calculate the fee by multiplying net assets of the Complex by the basis point fee in the above schedule. Fund level fees are based on relative average net assets. The greater of the basis point fee or the minimum fee will be accrued to each Fund.

II.  Multiple Classes of Shares:

     An additional $7,500 annual fee is applied for each class of shares, excluding the first class of shares, if more than one class of shares is operational in a Fund.

III. Performance Reporting:

     A fee of $2,500 per year for monthly pre-tax and after-tax performance reporting is assessed to each Fund.

IV.  Blue Sky Administration Services:

     A fee of $5,000 per year for Blue Sky administration services will be assessed to each fund.

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                      STATE STREET BANK AND TRUST COMPANY

                    SUB-ADMINISTRATION COMPLEX FEE SCHEDULE
                                      FOR
                                SECURITY CAPITAL

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V.     Leverage:

       An additional $10,000 annual fee is applied if a fund engages in leverage transactions other than temporary borrowings.

VI.    Out of Pocket Expenses - Include, But May Not Be Limited To:

       .  Legal fees, audit fees and other professional fees
       .  Postage
       .  Supplies related to Fund records
       .  Travel and lodging for Board and Operations meetings
       . Preparation of financial statements other than Annual and Semi-Annual Reporting, $3,000 per financial report.

VII.   Special Arrangements

       Fees for activities of a non-recurring nature such as fund consolidations, reorganizations, and/or preparation of special reports is subject to negotiation.

VIII.  Term of the Contract

       The parties agree that this fee schedule shall remain in effect until December 31, 2003 and from year to year thereafter until it is revised as a result of negotiations initiated by either party.

SECURITY CAPITAL                                STATE STREET CORPORATION
----------------                                ------------------------


By:    /s/ Jeffrey C. Nellessen                 By:    /s/ Janine L. Cohen
       -------------------------                       -------------------------


Title: Chief Financial Officer                  Title: Senior Vice President
       -------------------------                       -------------------------

Date:  April 4, 2003                            Date:  April 10, 2003
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